CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

April 26, 2022

PF Advisors, LLC

PF Royalty I, LLC

We hereby consent to the inclusion in the Post Qualification Amendment No. 1 to the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated April 6, 2021, with respect to the balance sheets of PF Royalty I, LLC as of December 31, 2021 and the related statements of operations, members’ equity/deficit and cash flows for the year ending December 31, 2021 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group
IndigoSpire CPA Group, LLC
Aurora, Colorado

April 26, 2022